EXHIBIT 99.1

News Release

Media Contact:	Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investor Contact:	Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel and UAW Reach Tentative Agreement at Butler Works

MIDDLETOWN, OH, July 17, 2006—AK Steel Corporation (NYSE: AKS) and the United Autoworkers (UAW) have reached a tentative agreement on all the terms and conditions of a new labor contract covering about 1,400 hourly production and maintenance employees of Local 3303 at the Butler Works in Pennsylvania. The tentative agreement is subject to ratification by Local 3303 members.

AK Steel and the UAW jointly agreed to commence early negotiations on June 20 to reach a new labor contract to replace the existing agreement, which is scheduled to expire September 30, 2006. The Butler Works produces electrical, stainless and carbon flat-rolled steels.

Headquartered in Middletown, Ohio, AK Steel produces flat-rolled carbon, stainless and electrical steel products, as well as carbon and stainless tubular steel products, for automotive, appliance, construction and manufacturing markets.

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